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                                                                     Exhibit 4.3

                                                                     [EXECUTION]

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                   KEY AUTO FINANCE TRUST 1999-1

               AMENDED AND RESTATED TRUST AGREEMENT

                              between

                KEY CONSUMER ACCEPTANCE CORPORATION

                                and

                  CHASE MANHATTAN BANK DELAWARE,
                         as Owner Trustee

                    Dated as of March 24, 1999

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                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

      ARTICLE I  DEFINITIONS.................................................1
            SECTION 1.1.  Capitalized Terms..................................1
            SECTION 1.2.  Other Interpretive Provisions......................1

      ARTICLE II  ORGANIZATION...............................................1
            SECTION 2.1.  Name...............................................1
            SECTION 2.2.  Office.............................................1
            SECTION 2.3.  Purposes and Powers................................2
            SECTION 2.4.  Appointment of Owner Trustee.......................2
            SECTION 2.5.  Initial Capital Contribution of Trust Estate.......2
            SECTION 2.6.  Declaration of Trust...............................3
            SECTION 2.7.  Organizational Expenses; Liabilities of the
                          Holders ...........................................3
            SECTION 2.8.  Title to Issuer Property...........................3
            SECTION 2.9.  Situs of Issuer....................................3
            SECTION 2.10.  Representations and Warranties of Depositor.......3
            SECTION 2.11.  Federal Income Tax Allocations....................4

      ARTICLE III CERTIFICATES AND TRANSFER OF INTERESTS.....................6
            SECTION 3.1.  Initial Ownership..................................6
            SECTION 3.2.  The Certificates...................................6
            SECTION 3.3.  Authentication of Certificates.....................6
            SECTION 3.4.  Registration of Transfer and Exchange of
                          Certificates ......................................6
            SECTION 3.5.  Mutilated, Destroyed, Lost or Stolen Certificates..7
            SECTION 3.6.  Persons Deemed Certificateholders..................8
            SECTION 3.7.  Access to List of Certificateholders' Names
                          and Addresses .....................................8
            SECTION 3.8.  Maintenance of Office or Agency....................8
            SECTION 3.9.  Appointment of Paying Agent........................8
            SECTION 3.10.  Definitive Certificates...........................9

      ARTICLE IV  ACTIONS BY OWNER TRUSTEE..................................10
            SECTION 4.1.  Prior Notice to Owners with Respect to
                          Certain Matters ..................................10
            SECTION 4.2.  Action with Respect to Certain Matters............11
            SECTION 4.3.  Action by Certificateholders with Respect to
                          Bankruptcy .......................................12
            SECTION 4.4.  Restrictions on Certificateholders' Power.........12
            SECTION 4.5.  Majority Control..................................12

      ARTICLE V  APPLICATION OF TRUST FUNDS; CERTAIN DUTIES.................12
            SECTION 5.1.  Establishment of Certificate Distribution
                          Account ..........................................12
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            SECTION 5.2.  Application of Funds in Certificate
                          Distribution Account .............................12
            SECTION 5.3.  Method of Payment.................................13
            SECTION 5.4.  No Segregation of Monies; No Interest.............13
            SECTION 5.5. Accounting and Reports to the Noteholders, Certificateholders, the Internal Revenue
                          Service and Others ...............................14
            SECTION 5.6.  Signature on Returns; Tax Matters Partner.........14

      ARTICLE VI  AUTHORITY AND DUTIES OF OWNER TRUSTEE.....................14
            SECTION 6.1.  General Authority.................................14
            SECTION 6.2.  General Duties....................................15
            SECTION 6.3.  Action upon Instruction...........................15
            SECTION 6.4.  No Duties Except as Specified in this
                          Agreement or in Instructions .....................16
            SECTION 6.5.  No Action Except under Specified Documents
                          or Instructions...................................16
            SECTION 6.6.  Restrictions......................................16

      ARTICLE VII  CONCERNING OWNER TRUSTEE.................................16
            SECTION 7.1.  Acceptance of Trusts and Duties...................16
            SECTION 7.2.  Furnishing of Documents...........................18
            SECTION 7.3.  Representations and Warranties....................18
            SECTION 7.4.  Reliance; Advice of Counsel.......................18
            SECTION 7.5.  Not Acting in Individual Capacity.................19
            SECTION 7.6.  Owner Trustee Not Liable for Certificates or
                          Receivables ......................................19
            SECTION 7.7.  Owner Trustee May Own Certificates and Notes......20

      ARTICLE VIII  COMPENSATION OF OWNER TRUSTEE...........................20
            SECTION 8.1.  Owner Trustee's Fees and Expenses.................20
            SECTION 8.2.  Indemnification...................................20
            SECTION 8.3.  Payments to Owner Trustee.........................21

      ARTICLE IX  TERMINATION OF TRUST AGREEMENT............................21
            SECTION 9.1.  Termination of Trust Agreement....................21

      ARTICLE X   SUCCESSOR OWNER TRUSTEES AND ADDITIONAL
                           OWNER TRUSTEES...................................22
            SECTION 10.1.  Eligibility Requirements for Owner Trustee.......22
            SECTION 10.2.  Resignation or Removal of Owner Trustee..........22
            SECTION 10.3.  Successor Owner Trustee..........................23
            SECTION 10.4.  Merger or Consolidation of Owner Trustee.........24
            SECTION 10.5.  Appointment of Co-Trustee or Separate Trustee....24

      ARTICLE XI  MISCELLANEOUS.............................................25


                                      -ii-
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            SECTION 11.1.  Supplements and Amendments.......................25
            SECTION 11.2.  No Legal Title to Owner Trust Estate in
                           Certificateholders...............................27
            SECTION 11.3.  Limitations on Rights of Others..................27
            SECTION 11.4.  Notices..........................................27
            SECTION 11.5.  Severability.....................................28
            SECTION 11.6.  Separate Counterparts............................28
            SECTION 11.7.  Successors and Assigns...........................28
            SECTION 11.8.  No Petition......................................28
            SECTION 11.9.  No Recourse......................................28
            SECTION 11.10.  Headings........................................28
            SECTION 11.11.  GOVERNING LAW...................................28
            SECTION 11.12.  Certificate Transfer Restrictions...............28
            SECTION 11.13.  Servicer........................................29
            SECTION 11.14.  Sale and Servicing Agreement....................29


                                      -iii-
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                                    EXHIBITS

            Exhibit A    Form of Certificate
            Exhibit B    Form of Certificate of Trust
            Exhibit C    Issuer's Certificate to Thompson Hine & Flory LLP


                                      -iv-
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      AMENDED AND RESTATED TRUST AGREEMENT dated as of March 24, 1999 between
KEY CONSUMER ACCEPTANCE CORPORATION, a Delaware corporation, as Depositor, and CHASE MANHATTAN BANK DELAWARE, a Delaware banking corporation, as Owner Trustee, amending and restating that certain Trust Agreement (the "Original Trust Agreement") dated as of February 24, 1999 between the parties hereto.

ARTICLE I DEFINITIONS.

      SECTION 1.1. Capitalized Terms. Capitalized terms are used in this Agreement as defined in Appendix X to the Sale and Servicing Agreement among the trust established by this Agreement, Key Consumer Acceptance Corporation, as Seller, Key Bank USA, National Association, as Servicer, and Bankers Trust Company, as Indenture Trustee dated as of March 24, 1999, as the same may be amended and supplemented from time to time.

      SECTION 1.2. Other Interpretive Provisions. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document delivered pursuant hereto unless otherwise defined therein. For purposes of this Agreement and all such certificates and other documents, unless the context otherwise requires: (a) accounting terms not otherwise defined in this Agreement, and accounting terms partly defined in this Agreement to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles; (b) terms defined in Article 9 of the UCC as in effect in the State of Delaware and not otherwise defined in this Agreement are used as defined in that Article; (c) the words "hereof," "herein" and "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement; (d) references to any Article, Section, Schedule or Exhibit are references to Articles, Sections, Schedules and Exhibits in or to this Agreement, and references to any paragraph, subsection, clause or other subdivision within any Section or definition refer to such paragraph, subsection, clause or other subdivision of such Section or definition; (e) the term "including" means "including without limitation"; (f) references to any law or regulation refer to that law or regulation as amended from time to time and include any successor law or regulation; (g) references to any Person include that Person's successors and assigns; and (h) headings are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

ARTICLE II ORGANIZATION.

      SECTION 2.1. Name. The trust created under the Original Trust Agreement shall be known as "KEY AUTO FINANCE TRUST 1999-1", in which name Owner Trustee may conduct the business of such trust, make and execute contracts and other instruments on behalf of such trust and sue and be sued.

      SECTION 2.2. Office. The office of Issuer shall be in care of Owner Trustee at the Corporate Trust Office or at such other address as Owner Trustee may designate by written notice to the Certificateholders and Depositor.

                                                                 TRUST AGREEMENT
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      SECTION 2.3. Purposes and Powers. The purpose of Issuer is, and Issuer shall have the power and authority, to engage in the following activities:

            (a) to issue the Notes pursuant to the Indenture and the Certificates pursuant to this Agreement, and to sell, transfer and exchange the Notes and the Certificates and to pay interest on and principal of the Notes and distributions on the Certificates;

            (b) to acquire the property and assets set forth in the Sale and Servicing Agreement from the Depositor pursuant to the terms thereof, to make deposits to and withdrawals from the Reserve Account and to pay the organizational, start-up and transactional expenses of Issuer;

            (c) to assign, grant, transfer, pledge, mortgage and convey the Trust Estate pursuant to the Indenture and to hold, manage and distribute to the Certificateholders pursuant to the terms of the Sale and Servicing Agreement any portion of the Trust Estate released from the Lien of, and remitted to Issuer pursuant to, the Indenture;

            (d) to enter into and perform its obligations under the Basic Documents to which it is a party;

            (e) to engage in those activities, including entering into agreements, that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith;

            (f) subject to compliance with the Basic Documents, to engage in such other activities as may be required in connection with conservation of the Owner Trust Estate and the making of distributions to the Certificateholders and the Noteholders; and

            (g) on the Closing Date the Owner Trustee will execute and deliver on behalf of the Issuer a certificate in the form annexed hereto as Exhibit C.

Issuer is hereby authorized to engage in the foregoing activities. Issuer shall not engage in any activity other than in connection with the foregoing or other than as required or authorized by the terms of this Agreement or the Basic Documents.

      SECTION 2.4. Appointment of Owner Trustee. Depositor hereby confirms the appointment of Owner Trustee as trustee of Issuer effective as of the date hereof, to have all the rights, powers and duties set forth herein.

      SECTION 2.5. Initial Capital Contribution of Trust Estate. Pursuant to the Original Trust Agreement, Depositor has assigned, transferred, conveyed and set over to Owner Trustee, as of the date thereof, the sum of $1. Owner Trustee hereby acknowledges receipt in trust from Depositor, as of the date thereof, of the foregoing contribution, which shall constitute the initial Owner Trust Estate and shall be deposited in the Certificate Distribution Account.


                                        2                        TRUST AGREEMENT
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      SECTION 2.6. Declaration of Trust. Owner Trustee hereby declares that it will hold the Owner Trust Estate in trust upon and subject to the conditions set forth herein for the use and benefit of the Certificateholders, subject to the obligations of Issuer under the Basic Documents. It is the intention of the parties hereto that Issuer constitute a business trust under the Business Trust Statute and that this Agreement constitute the governing instrument of such business trust. It is the intention of the parties hereto that, solely for federal, state and local income and franchise tax purposes, Issuer shall be treated as a partnership, the partners of such partnership being the Certificateholders (including the Depositor, as general partner), and the Notes will be treated as debt of the partnership. The parties agree that, unless otherwise required by appropriate tax authorities, Issuer will file or cause to be filed annual or other necessary returns, reports and other forms consistent with the characterization of Issuer as a partnership for such tax purposes. Effective as of the date hereof, Owner Trustee shall have all rights, powers and duties set forth herein and, to the extent not inconsistent herewith, in the Business Trust Statute with respect to accomplishing the purposes of Issuer. Owner Trustee has filed the Certificate of Trust with the Secretary of State of Delaware.

      SECTION 2.7. Organizational Expenses; Liabilities of the Holders. (a) Depositor shall pay organizational expenses of Issuer as they may arise or shall, upon the request of Owner Trustee, promptly reimburse Owner Trustee for any such expenses paid by Owner Trustee.

            (b) No Holder or Owner shall have any personal liability for any liability or obligation of the Trust.

      SECTION 2.8. Title to Issuer Property. Legal title to all the Owner Trust Estate shall be vested at all times in Issuer as a separate legal entity except where applicable law in any jurisdiction requires title to any part of the Owner Trust Estate to be vested in a trustee or trustees, in which case title shall be deemed to be vested in Owner Trustee, a co-trustee and/or a separate trustee, as the case may be.

      SECTION 2.9. Situs of Issuer. Issuer will be located and administered in the State of Delaware. All bank accounts maintained by Owner Trustee on behalf of Issuer shall be located in the State of Delaware or the State of New York. Payments will be received by Issuer only in Delaware or New York, and payments will be made by Issuer only from Delaware or New York. The only office of Issuer will be at the Corporate Trust Office in Delaware.

      SECTION 2.10. Representations and Warranties of Depositor. Depositor hereby represents and warrants to Owner Trustee that:

            (a) Depositor is duly organized and validly existing as a Delaware corporation with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted.

            (b) Depositor is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals in all jurisdictions in


                                       3                         TRUST AGREEMENT
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      which the ownership or lease of property or the conduct of its business shall require such qualifications, licenses and approvals, except where the failure to have such qualifications, licenses and approvals would not have a material adverse effect on the Depositor.

            (c) Depositor has the corporate power and authority to execute and deliver this Agreement and to carry out its terms; Depositor has full power and authority to sell and assign the property to be sold and assigned to and deposited with Issuer and Depositor has duly authorized such sale and assignment and deposit to Issuer by all necessary corporate action; and the execution, delivery and performance of this Agreement has been duly authorized by Depositor by all necessary corporate action.

            (d) This Agreement constitutes a legal, valid, and binding obligation of the Depositor, enforceable against the Depositor in accordance with its terms, subject, as to enforceability, to applicable bankruptcy, insolvency, reorganization, conservatorship, receivership, liquidation and other similar laws and to general equitable principles.

            (e) The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the certificate of incorporation or by-laws of Depositor, or any material indenture, agreement or other instrument to which Depositor is a party or by which it is bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than pursuant to the Basic Documents); nor violate any law or, to the best of Depositor's knowledge, any order, rule or regulation applicable to Depositor of any court or of any Federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over Depositor or its properties.

            (f) There are no proceedings or investigations pending or, to the Depositor's best knowledge, threatened before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Depositor or its properties: (i) asserting the invalidity of this Agreement, the Indenture, any of the other Basic Documents, the Notes or the Certificates, (ii) seeking to prevent the issuance of the Notes or the Certificates or the consummation of any of the transactions contemplated by this Agreement, the Indenture or any of the other Basic Documents, (iii) seeking any determination or ruling that might materially and adversely affect the performance by the Depositor or its obligations under, or the validity or enforceability of, this Agreement or (iv) which might adversely affect the federal income tax attributes, or applicable state franchise tax or income tax attributes, of the Notes and the Certificates.

      SECTION 2.11. Federal Income Tax Allocations. The Certificateholders acknowledge that it is their intent and that they understand that it is the intent of Depositor and Servicer that, for the purposes of federal income, state and local income and franchise taxes and any other


                                       4                         TRUST AGREEMENT
income taxes, Issuer will be treated as a partnership and the Certificateholders (including Depositor) will be treated as partners in that partnership (except, in the case of any state tax, where the Depositor or the Servicer in good faith determines that treatment of the Issuer as other than a partnership is required by applicable state law). Depositor and the other Certificateholders by acceptance of a Certificate agree to such treatment and agree to take no action inconsistent with such treatment. For purposes of federal income, state and local income and franchise tax and any other income taxes each month:

            (a) amounts paid to Certificateholders pursuant to Section 5.2(a)(i) shall be treated as "guaranteed payments" within the meaning of Section 707(c) of the Code;

            (b) to the extent that the characterization provided for in paragraph (a) of this Section is not respected, gross ordinary income of Issuer for such month as determined for federal income tax purposes shall be allocated among the Certificateholders as of the first Record Date following the end of such month, in proportion to their ownership of principal amount of the Certificates on such date, in an amount up to the sum of (i) the Certificateholders' Monthly Interest Distributable Amount for such month, (ii) interest on the excess, if any, of the Certificateholders' Interest Distributable Amount for the preceding Distribution Date over the amount in respect of interest at the Certificate Rate that is actually deposited in the Certificate Distribution Account on such preceding Distribution Date, to the extent permitted by law, at the Certificate Rate from such preceding Distribution Date through the current Distribution Date, and (iii) the portion of the market discount on the Receivables accrued during such month that is allocable to the excess of the initial aggregate principal amount of the Certificates over their initial aggregate issue price; and

            (c) thereafter all remaining net income of Issuer for such month as determined for federal income tax purposes (and each item of income, gain, credit, loss or deduction entering into the computation thereof) shall be allocated to Depositor, to the extent thereof;

If the gross ordinary income of Issuer for any month is insufficient for the allocations described in clause (b), subsequent gross ordinary income shall first be allocated to make up such shortfall before being allocated as provided in clause (c). Net losses of Issuer, if any, for any month as determined for Federal income tax purposes (and each item of income, gain, loss, credit and deduction entering into the computation thereof) shall be allocated to Depositor to the extent Depositor is reasonably expected as determined by Servicer to bear the economic burden of such net losses, then net losses shall be allocated among the Certificateholders as of the first Record Date following the end of such month in proportion to their ownership of principal amount of Certificates on such Record Date until the principal balance of the Certificates is reduced to zero. Depositor is authorized to modify the allocations in this paragraph if necessary or appropriate, in its sole discretion, for the allocations to fairly reflect the economic income, gain or loss to Depositor, the Certificateholders, or as otherwise required by the Code.


                                       5                         TRUST AGREEMENT

ARTICLE III CERTIFICATES AND TRANSFER OF INTERESTS.

      SECTION 3.1. Initial Ownership. Upon the formation of Issuer by the contribution by Depositor pursuant to the Original Trust Agreement and until the issuance of the Certificates, Depositor shall be the sole beneficiary of the Trust.

      SECTION 3.2. The Certificates. The Certificates shall be issued in denominations of $1,000 and integral multiples thereof; provided that one Certificate may be issued that includes any residual portion of the initial Certificate Balance in a denomination other than an integral multiple of $1,000. The Certificates shall be executed on behalf of Issuer by manual or facsimile signature of an authorized officer of Owner Trustee. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures shall have been affixed, authorized to sign on behalf of Issuer, shall be validly issued and entitled to the benefit of this Agreement, notwithstanding that such individuals or any of them shall have ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such offices at the date of authentication and delivery of such Certificates. A transferee of a Certificate shall become a Certificateholder, and shall be entitled to the rights and subject to the obligations of a Certificateholder hereunder, upon due registration of such Certificate in such transferee's name pursuant to Section 3.4.

      SECTION 3.3. Authentication of Certificates. Concurrently with the initial sale of the Receivables to Issuer pursuant to the Sale and Servicing Agreement, Owner Trustee shall cause the Certificates in an aggregate principal amount equal to the initial Certificate Balance to be executed on behalf of Issuer, authenticated and delivered to or upon the written order of Depositor, signed by its chairman of the board, its president, its chief financial officer, its chief accounting officer, any vice president, its secretary, any assistant secretary, its treasurer or any assistant treasurer, without further corporate action by Depositor, in authorized denominations. No Certificate shall entitle its Holder to any benefit under this Agreement, or be valid for any purpose, unless there shall appear on such Certificate a certificate of authentication substantially in the form set forth in Exhibit A, executed by Owner Trustee or The Chase Manhattan Bank, as Owner Trustee's authentication agent, by manual signature; such authentication shall constitute conclusive evidence that such Certificate shall have been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

      SECTION 3.4. Registration of Transfer and Exchange of Certificates. The Certificate Registrar shall keep or cause to be kept, at the office or agency maintained pursuant to Section 3.8, a Certificate Register in which, subject to such reasonable regulations as it may prescribe, Owner Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Chase Manhattan Bank shall be the initial Certificate Registrar.

      Upon surrender for registration of transfer of any Certificate at the office or agency maintained pursuant to Section 3.8, Owner Trustee shall execute, authenticate and deliver (or shall cause The Chase Manhattan Bank as its authenticating agent to authenticate and deliver),


                                       6                         TRUST AGREEMENT
in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like class and aggregate face amount dated the date of authentication by Owner Trustee or any authenticating agent. At the option of a Holder, Certificates may be exchanged for other Certificates of the same class in authorized denominations of a like aggregate amount upon surrender of the Certificates to be exchanged at the office or agency maintained pursuant to Section 3.8.

      Every Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to Owner Trustee and Certificate Registrar duly executed by the Certificateholder or his attorney duly authorized in writing, with such signature guaranteed by a member firm of the New York Stock Exchange, a commercial bank or trust company or an "eligible guarantor institution" with membership or participation in STAMP or such other "signature guarantee program" as may be determined by Certificate Registrar in addition to, or substitution for, STAMP, all in accordance with the Exchange Act. Each Certificate surrendered for registration of transfer or exchange shall be canceled and subsequently disposed of by Owner Trustee or Certificate Registrar in accordance with its customary practice.

      No service charge shall be made for any registration of transfer or exchange of Certificates, but Owner Trustee or Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

      The preceding provisions of this Section 3.4 notwithstanding, Owner Trustee shall not make and the Certificate Registrar need not register any transfer or exchange of Certificates for a period of fifteen (15) days preceding any Distribution Date for any payment with respect to the Certificates.

      SECTION 3.5. Mutilated, Destroyed, Lost or Stolen Certificates. If (a) any mutilated Certificate shall be surrendered to Certificate Registrar, or if Certificate Registrar shall receive evidence to its satisfaction of the destruction, loss or theft of any Certificate and (b) there shall be delivered to Certificate Registrar and Owner Trustee such security or indemnity as may be required by them to save each of them harmless, then in the absence of notice that such Certificate shall have been acquired by a bona fide purchaser, Owner Trustee on behalf of Issuer shall execute and Owner Trustee, or The Chase Manhattan Bank, as Owner Trustee's authenticating agent, shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like class, tenor and denomination. In connection with the issuance of any new Certificate under this Section, Owner Trustee or Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith. Any duplicate Certificate issued pursuant to this Section shall constitute conclusive evidence of an ownership interest in Issuer, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.


                                       7                         TRUST AGREEMENT

      SECTION 3.6. Persons Deemed Certificateholders. Every Person by virtue of becoming a Certificateholder or Owner in accordance with this Agreement shall be deemed to be bound by the terms of this Agreement. Prior to due presentation of a Certificate for registration of transfer, Owner Trustee, Certificate Registrar or any agent of Owner Trustee or Certificate Registrar may treat the Person in whose name any Certificate shall be registered in the Certificate Register as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 5.2 and for all other purposes whatsoever, and none of Owner Trustee, Certificate Registrar or any agent of Owner Trustee or Certificate Registrar shall be bound by any notice to the contrary.

      SECTION 3.7. Access to List of Certificateholders' Names and Addresses. Owner Trustee shall furnish or cause to be furnished to Servicer, Depositor or Indenture Trustee, within 15 days after receipt by Owner Trustee of a request therefor from Servicer, Depositor or Indenture Trustee in writing, a list, in such form as Servicer, Depositor or Indenture Trustee may reasonably require, of the names and addresses of the Certificateholders as of the most recent Record Date. If three or more Holders of Certificates, or one or more Holders of Certificates evidencing not less than 25% of the Certificate Balance, apply in writing to Owner Trustee, and such application states that the applicants desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates and such application is accompanied by a copy of the communication that such applicants propose to transmit, then Owner Trustee shall, within five Business Days after the receipt of such application, afford such applicants access during normal business hours to the current list of Certificateholders. Each Holder, by receiving and holding a Certificate, shall be deemed to have agreed not to hold Depositor, Certificate Registrar or Owner Trustee accountable by reason of the disclosure of its name and address, regardless of the source from which such information was derived.

      SECTION 3.8. Maintenance of Office or Agency. Owner Trustee shall maintain in the Borough of Manhattan, The City of New York, an office or offices or agency or agencies where Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon Owner Trustee in respect of the Certificates and the Basic Documents may be served. Owner Trustee initially designates The Chase Manhattan Bank, 55 Water Street, New York, New York 10041, as its principal corporate trust office for such purposes. Owner Trustee shall give prompt written notice to Depositor and to the Certificateholders of any change in the location of the Certificate Register or any such office or agency.

      SECTION 3.9. Appointment of Paying Agent. Paying Agent shall make distributions to Certificateholders from the Certificate Distribution Account pursuant to Section 5.2 and shall report the amounts of such distributions to Owner Trustee. Any Paying Agent shall have the revocable power to withdraw funds from the Certificate Distribution Account for the purpose of making the distributions referred to above. Owner Trustee may revoke such power and remove Paying Agent if Owner Trustee determines in its sole discretion that Paying Agent shall have failed to perform its obligations under this Agreement in any material respect. Paying Agent shall initially be The Chase Manhattan Bank, and any co-paying agent chosen by The


                                       8                         TRUST AGREEMENT

Chase Manhattan Bank, and acceptable to Owner Trustee. Paying Agent shall be permitted to resign upon 30 days' written notice to Owner Trustee and Servicer. In the event that The Chase Manhattan Bank shall no longer be Paying Agent, Owner Trustee shall appoint a successor to act as Paying Agent (which shall be a bank or trust company). Owner Trustee shall cause such successor Paying Agent or any additional Paying Agent appointed by Owner Trustee to execute and deliver to Owner Trustee an instrument in which such successor Paying Agent or additional Paying Agent shall agree with Owner Trustee that as Paying Agent, such successor Paying Agent or additional Paying Agent will hold all sums, if any, held by it for payment to the Certificateholders in trust for the benefit of the Certificateholders entitled thereto until such sums shall be paid to such Certificateholders. Paying Agent shall return all unclaimed funds to Owner Trustee and upon removal of a Paying Agent such Paying Agent shall also return all funds in its possession to Owner Trustee. The provisions of Sections 7.1, 7.3, 7.4 and 8.1 shall apply to Owner Trustee also in its role as Paying Agent, for so long as Owner Trustee shall act as Paying Agent and, to the extent applicable, to any other paying agent appointed hereunder. Any reference in this Agreement to Paying Agent shall include any co-paying agent unless the context requires otherwise.

      SECTION 3.10. Definitive Certificates. The Certificates, upon original issuance, will be issued in the form of a typewritten Certificate or Certificates representing Definitive Certificates and shall be registered in the name of Credit Suisse First Boston Corporation, with respect to a $12,571,000 9.38% Asset Backed Certificate, and in the name of Key Consumer Acceptance Corporation, with respect to an $63,290 9.38% Asset Backed Certificate, each as the initial registered owner thereof. Owner Trustee shall execute and authenticate, or cause to be authenticated, the Definitive Certificates in accordance with the instructions of the Depositor. Neither Certificate Registrar nor Owner Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates, the Owner Trustee and the Paying Agent shall recognize the Holders of the Definitive Certificates as Certificateholders. The Definitive Certificates shall be printed, lithographed or engraved or may be produced in any other manner as is reasonably acceptable to the Owner Trustee, as evidenced by its execution thereof.

      SECTION 3.11. Book-Entry Certificates. If Certificateholders representing all of the Certificate Balance shall agree to adopt a book-entry system for the Certificates through a Clearing Agency, then upon the surrender to the Certificate Registrar of the Definitive Certificates, accompanied by registration instructions, Owner Trustee shall execute and authenticate, or cause to be authenticated, Book-Entry Certificates, in accordance with the instructions of the Certificateholders, to be delivered to the initial Clearing Agency selected by Certficateholders holding a majority of the Certificate Balance. Such Book-Entry Certificates shall initially be registered on the Certificate Register in the name of the initial Clearing Agency or its nominee. If Book-Entry Certificates are issued pursuant to this Section 3.11:

            (a) the provisions of this Section shall be in full force and effect;


                                       9                         TRUST AGREEMENT

            (b) Certificate Registrar, each Paying Agent and Owner Trustee shall be entitled to deal with the Clearing Agency for all purposes of this Agreement relating to the Book-Entry Certificates (including the payment of principal of and interest on the Book-Entry Certificates and the giving of instructions or directions to Owners of Book-Entry Certificates) as the sole Holder of Book-Entry Certificates and shall have no obligations to Owners thereof;

            (c) to the extent that the provisions of this Section conflict with any other provisions of this Agreement, the provisions of this Section shall control;

            (d) the rights of Owners of the Book-Entry Certificates shall be exercised only through the Clearing Agency and shall be limited to those established by law and agreements between such Owners and the Clearing Agency and/or Clearing Agency Participants or Persons acting through Clearing Agency Participants. The initial Clearing Agency will make book-entry transfers among Clearing Agency Participants and receive and transmit payments of principal of and interest on the Book-Entry Certificates to such Clearing Agency Participants;

            (e) whenever this Agreement requires or permits actions to be taken based upon instructions or directions of Holders of Certificates evidencing a specified percentage of the Certificate Balance, the Clearing Agency shall be deemed to represent such percentage only to the extent that it has received instructions to such effect from Owners and/or Clearing Agency Participants or Persons acting through Clearing Agency Participants owning or representing, respectively, such required percentage of the beneficial interest in the Book-Entry Certificates and has delivered such instructions to Owner Trustee; and

            (f) whenever a notice or other communication to Owners is required under this Agreement, Owner Trustee and each Paying Agent shall give all such notices and communications specified herein to be given to Owners to the Clearing Agency, and shall have no obligations to Owners.

ARTICLE IV ACTIONS BY OWNER TRUSTEE.

      SECTION 4.1. Prior Notice to Owners with Respect to Certain Matters. With respect to the following matters, Owner Trustee shall not take action unless at least 30 days before the taking of such action, Owner Trustee shall have notified the Certificateholders in writing of the proposed action and the Certificateholders shall not have notified Owner Trustee in writing prior to the 30th day after such notice is given that such Certificateholders have withheld consent or provided alternative direction:

            (a) the initiation of any material claim or lawsuit by Issuer (except claims or lawsuits brought in connection with the collection of the Receivables) and the


                                       10                        TRUST AGREEMENT
      compromise of any material action, claim or lawsuit brought by or against Issuer (except with respect to the aforementioned claims or lawsuits for collection of the Receivables);

            (b) the election by Issuer to file an amendment to the Certificate of Trust (unless such amendment is required to be filed under the Business Trust Statute);

            (c) the amendment of the Indenture by a supplemental indenture in circumstances where the consent of any Noteholder is required;

            (d) the amendment of the Indenture by a supplemental indenture in circumstances where the consent of any Noteholder is not required and such amendment materially adversely affects the interest of the Certificateholders;

            (e) the amendment, change or modification of the Sale and Servicing Agreement or the Administration Agreement, except to cure any ambiguity or defect or to amend or supplement any provision in a manner that would not materially adversely affect the interests of the Certificateholders; or

            (f) the appointment pursuant to the Indenture of a successor Indenture Trustee or the consent to the assignment by the Note Registrar, Paying Agent or Indenture Trustee or Certificate Registrar of its obligations under the Indenture or this Agreement, as applicable.

Owner Trustee shall notify the Certificateholders in writing of any appointment of a successor Paying Agent or Certificate Registrar within five Business Days thereof.

      SECTION 4.2. Action with Respect to Certain Matters. (a) Owner Trustee shall not have the power, except upon the direction of the Certificateholders, to (i) remove Servicer under the Sale and Servicing Agreement pursuant to
Section 8.1 thereof, (ii) except as expressly provided in the Basic Documents, sell the Receivables after the termination of the Indenture, (iii) remove the Administrator under the Administration Agreement pursuant to Section 9 thereof or (iv) appoint a successor Administrator pursuant to Section 9 of the Administration Agreement. Owner Trustee shall take the actions referred to in the preceding sentence only upon written instructions signed by the Certificateholders.

      (b) Notwithstanding anything to the contrary herein or in any other Basic Document, the Owner Trustee shall not enter into any indenture supplement or consent to any action on behalf of the Issuer pursuant to Section 9.1(b) or
Section 9.2 of the Indenture for the purpose of adding any provision to, or changing in any manner or eliminating any of the provisions of such Indenture or modifying in any manner the rights of the Holders of the Notes under such Indenture unless (i) such action, as evidenced by an Opinion of Counsel, shall not adversely affect in any material respect the interests of the Certificateholders, or (ii) the Rating Agency Condition is satisfied for the Certificates with respect to such action.


                                       11                        TRUST AGREEMENT

      SECTION 4.3. Action by Certificateholders with Respect to Bankruptcy. Owner Trustee shall not have the power to commence a voluntary proceeding in bankruptcy relating to Issuer until the Outstanding Amount of all the Notes has been reduced to zero and without the unanimous prior approval of all Certificateholders and the delivery to Owner Trustee by each such Certificateholder of a certificate certifying that such Certificateholder reasonably believes that Issuer is insolvent.

      SECTION 4.4. Restrictions on Certificateholders' Power. The Certificateholders shall not direct Owner Trustee to take or refrain from taking any action if such action or inaction would be contrary to any obligation of Issuer or Owner Trustee under this Agreement or any of the Basic Documents or would be contrary to Section 2.3 nor shall Owner Trustee be obligated to follow any such direction, if given.

      SECTION 4.5. Majority Control. Except as expressly provided herein, any action that may be taken by the Certificateholders under this Agreement may be taken by the Holders of Certificates evidencing not less than a majority of the Certificate Balance. Except as expressly provided herein, any written notice of the Certificateholders delivered pursuant to this Agreement shall be effective if signed by Holders of Certificates evidencing not less than a majority of the Certificate Balance at the time of the delivery of such notice.

ARTICLE V APPLICATION OF TRUST FUNDS; CERTAIN DUTIES.

      SECTION 5.1. Establishment of Certificate Distribution Account. Owner Trustee, for the benefit of the Certificateholders, shall establish and maintain in the name of Issuer an Eligible Deposit Account (the "Certificate Distribution Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Certificateholders. Except as otherwise provided herein, the Certificate Distribution Account shall be under the sole dominion and control of Owner Trustee for the benefit of the Certificateholders.

      SECTION 5.2. Application of Funds in Certificate Distribution Account. (a) On each Distribution Date, Owner Trustee will, or will cause Paying Agent to, based on the information contained in Servicer's Report delivered on the related Determination Date pursuant to Section 4.9 of the Sale and Servicing Agreement, distribute to Certificateholders, to the extent of the funds available, amounts deposited in the Certificate Distribution Account pursuant to the Sale and Servicing Agreement on such Distribution Date in the following order of priority:

                  (i) first, to the Certificateholders, on a pro rata basis, an amount equal to the Certificateholders' Interest Distributable Amount; and

                  (ii) second, to the Certificateholders, on a pro rata basis, an amount equal to the Certificateholders' Principal Distributable Amount.


                                       12                        TRUST AGREEMENT

            (b) On each Distribution Date, Owner Trustee shall send, or cause to be sent, to each Certificateholder the statement provided to Owner Trustee by Servicer pursuant to Section 5.5 of the Sale and Servicing Agreement on such Distribution Date.

            (c) In the event that any withholding tax is imposed on the Trust's payment (or allocations of income) to a Certificateholder, such tax shall reduce the amount otherwise distributable to the Certificateholder in accordance with this Section. Owner Trustee is hereby authorized and directed to retain from amounts otherwise distributable to the Certificateholders sufficient funds for the payment of any tax that is legally owed by Issuer (but such authorization shall not prevent Owner Trustee from contesting any such tax in appropriate proceedings, and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings). The amount of any withholding tax imposed with respect to a Certificateholder shall be treated as cash distributed to such Certificateholder at the time it is withheld by Issuer and remitted to the appropriate taxing authority. If there is a possibility that withholding tax is payable with respect to a distribution (such as a distribution to a non-United States Certificateholder), Owner Trustee may in its sole discretion withhold such amounts in accordance with this clause (c). In the event that an Owner wishes to apply for a refund of any such withholding tax, Owner Trustee shall reasonably cooperate with such Certificateholder in making such claim so long as such Certificateholder agrees to reimburse Owner Trustee for any out-of-pocket expenses incurred.

      SECTION 5.3. Method of Payment. Subject to Section 9.1(c), distributions required to be made to Certificateholders on any Distribution Date shall be made to each Certificateholder of record on the preceding Record Date either by wire transfer, in immediately available funds, to the account of such Holder at a bank or other entity having appropriate facilities therefor, if (a) such Certificateholder shall have provided to Certificate Registrar appropriate written instructions at least five Business Days prior to such Distribution Date and such Holder's Certificates in the aggregate evidence an amount of not less than $1,000,000 or (b) such Certificateholder is the Depositor, or an Affiliate thereof, or, if not, by check mailed to such Certificateholder at the address of such Holder appearing in the Certificate Register; provided that, if Book-Entry Certificates have been issued pursuant to Section 3.11, with respect to Certificates registered on the Record Date in the name of the nominee of the Clearing Agency, distributions will be made by wire transfer in immediately available funds to the account designated by such nominee. Notwithstanding the foregoing, the final distribution in respect of any Certificate (whether on the Final Scheduled Distribution Date or otherwise) will be payable only upon presentation and surrender of such Certificate at the office or agency maintained for that purpose by Owner Trustee pursuant to Section 3.8.

      SECTION 5.4. No Segregation of Monies; No Interest. Subject to Sections
5.1 and 5.2, monies received by Owner Trustee or any Paying Agent hereunder need not be segregated in any manner except to the extent required by law or the Indenture or the Sale and Servicing Agreement and may be deposited under such general conditions as may be prescribed by law, and neither Owner Trustee nor any Paying Agent shall be liable for any interest thereon.


                                       13                        TRUST AGREEMENT

      SECTION 5.5. Accounting and Reports to the Noteholders, Certificateholders, the Internal Revenue Service and Others. Subject to Section 2.6, Owner Trustee shall (a) maintain (or cause to be maintained) the books of Issuer on a calendar year basis on the accrual method of accounting, (b) deliver (or cause to be delivered) to each Certificateholder, as may be required by the Code and applicable Treasury Regulations, such information as may be required (including Schedule K-1) to enable each Certificateholder to prepare its Federal and state income tax returns, (c) prepare and file such tax returns relating to Issuer (including a partnership information return, Form 1065), and make such elections as may from time to time be required or appropriate under any applicable state or Federal statute or rule or regulation thereunder so as to maintain the Issuer's characterization as a partnership for Federal income tax purposes, (d) cause such tax returns to be signed in the manner required by law and (e) collect or cause to be collected any withholding tax as described in and in accordance with Section 5.2(c) with respect to income or distributions to Certificateholders. Owner Trustee shall cooperate with the Depositor in making all elections pursuant to this Section as directed in writing by the Depositor. Owner Trustee shall elect under Section 1278 of the Code to include in income currently any market discount that accrues with respect to the Receivables. Owner Trustee shall not make the election provided under Section 754 of the Code.

      SECTION 5.6. Signature on Returns; Tax Matters Partner. (a)
Notwithstanding the provisions of Section 5.5 but subject to Section 2.6, Depositor shall sign on behalf of Issuer the tax returns (if any) of Issuer, unless applicable law requires Owner Trustee to sign such documents, in which case such documents shall be signed by Owner Trustee at the written direction of Depositor.

            (b) Subject to Section 2.6, Depositor shall be designated the "tax matters partner" of Issuer pursuant to the Code.

ARTICLE VI AUTHORITY AND DUTIES OF OWNER TRUSTEE.

      SECTION 6.1. General Authority. Owner Trustee is authorized and directed to execute and deliver the Basic Documents to which Issuer is named as a party and each certificate or other document attached as an exhibit to or contemplated by the Basic Documents to which Issuer is named as a party and any amendment thereto, in each case, in such form as Depositor shall approve, as evidenced conclusively by Owner Trustee's execution thereof, and on behalf of Issuer at the written direction of Depositor, to direct Indenture Trustee to authenticate and deliver Class A-1 Notes in the aggregate principal amount of $108,000,000, Class A-2 Notes in the aggregate principal amount of $149,800,000, Class A-3 Notes in the aggregate principal amount of $96,300,000, Class A-4 Notes in the aggregate principal amount of $140,700,000, Class B Notes in the aggregate principal amount of $38,703,000 and Class C Notes in the aggregate principal amount of $27,235,000. In addition to the foregoing, Owner Trustee is authorized, but shall not be obligated, to take all actions required of Issuer pursuant to the Basic Documents. Owner Trustee is further authorized from time to time to take such action as Servicer or Administrator recommends or directs in writing with respect to the Basic Documents,


                                       14                        TRUST AGREEMENT
except to the extent that this Agreement expressly requires the consent of Certificateholders for such action.

      SECTION 6.2. General Duties. It shall be the duty of Owner Trustee to discharge (or cause to be discharged) all of its responsibilities pursuant to the terms of this Agreement and the other Basic Documents and to administer Issuer in the interest of Owners, subject to the Basic Documents and in accordance with the provisions of this Agreement. Notwithstanding the foregoing, Owner Trustee shall be deemed to have discharged its duties and responsibilities hereunder and under the Basic Documents to the extent Administrator has agreed in the Administration Agreement to perform any act or to discharge any duty of Owner Trustee or Issuer hereunder or under any Basic Document, and Owner Trustee shall not be liable for the default or failure of Administrator to carry out its obligations under the Administration Agreement. Except as expressly provided in the Basic Documents, the Owner Trustee shall have no obligation to administer, service or collect the Receivables or to maintain, monitor or otherwise supervise the administration, servicing or collection of the Receivables.

      SECTION 6.3. Action upon Instruction. (a) Subject to Article IV, the Certificateholders may, by written instruction, direct Owner Trustee in the management of Issuer. Such direction may be exercised at any time by written instruction of the Certificateholders pursuant to Article IV.

            (b) Owner Trustee shall not be required to take any action hereunder or under any Basic Document if Owner Trustee shall have reasonably determined or been advised by counsel that such action is likely to result in liability on the part of Owner Trustee or is contrary to the terms hereof or of any Basic Document or is otherwise contrary to law and a copy of such opinion has been provided to Seller and Servicer.

            (c) Whenever Owner Trustee is unable to decide between alternative courses of action permitted or required by the terms of this Agreement or any Basic Document or is unsure as to the application of any provision of this Agreement or any Basic Document or any such provision is ambiguous as to its application, or is, or appears to be, in conflict with any other applicable provision, or in the event that this Agreement permits any determination by Owner Trustee or is silent or is incomplete as to the course of action that Owner Trustee is required to take with respect to a particular set of facts, Owner Trustee shall promptly give notice (in such form as shall be appropriate under the circumstances) to the Certificateholders requesting instruction as to the course of action to be adopted or application of such provision, and to the extent Owner Trustee acts or refrains from acting in good faith in accordance with any written instruction of the Certificateholders received, Owner Trustee shall not be liable on account of such action or inaction to any Person. If Owner Trustee shall not have received appropriate instruction within ten days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action, not inconsistent with this Agreement or the Basic Documents, as it shall deem to be in the


                                       15                        TRUST AGREEMENT
      best interests of the Certificateholders, and shall have no liability to any Person for such action or inaction.

      SECTION 6.4. No Duties Except as Specified in this Agreement or in Instructions. Owner Trustee shall not have any duty or obligation to manage, make any payment with respect to, register, record, sell, dispose of, or otherwise deal with the Owner Trust Estate, or to otherwise take or refrain from taking any action under, or in connection with, any document contemplated hereby to which Owner Trustee is a party, except as expressly provided by the terms of this Agreement or in any document or written instruction received by Owner Trustee pursuant to Section 6.3; and no implied duties or obligations shall be read into this Agreement or any Basic Document against Owner Trustee. Owner Trustee shall have no responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder or to prepare or file any Commission filing for Issuer or to record this Agreement or any Basic Document. Owner Trustee nevertheless agrees that it will, at its own cost and expense, promptly take all action as may be necessary to discharge any Liens on any part of the Owner Trust Estate that result from actions by, or claims against, Owner Trustee that are not related to the ownership or the administration of the Owner Trust Estate.

      SECTION 6.5. No Action Except under Specified Documents or Instructions. Owner Trustee shall not manage, control, use, sell, dispose of or otherwise deal with any part of the Owner Trust Estate except (i) in accordance with the powers granted to and the authority conferred upon Owner Trustee pursuant to this Agreement, (ii) in accordance with the Basic Documents and (iii) in accordance with any document or instruction delivered to Owner Trustee pursuant to Section 6.3.

      SECTION 6.6. Restrictions. Owner Trustee shall not take any action (a) that is inconsistent with the purposes of Issuer set forth in Section 2.3 or (b) that, to the actual knowledge of Owner Trustee, would (i) affect the treatment of the Notes as indebtedness for federal income or state income or franchise tax purposes, (ii) be deemed to cause a taxable exchange of the Notes for federal income or state income or franchise tax purposes or (iii) cause Issuer or any portion thereof to be taxable as an association or publicly traded partnership taxable as a corporation for federal income or state income or franchise tax purposes. The Certificateholders shall not direct Owner Trustee to take action that would violate the provisions of this Section.

ARTICLE VII CONCERNING OWNER TRUSTEE.

      SECTION 7.1. Acceptance of Trusts and Duties. Owner Trustee accepts the trusts hereby created and agrees to perform its duties hereunder with respect to such trusts but only upon the terms of this Agreement. Owner Trustee also agrees to disburse all moneys actually received by it constituting part of the Owner Trust Estate upon the terms of the Basic Documents and this Agreement. Owner Trustee shall not be answerable or accountable hereunder or under any Basic Document under any circumstances, except (i) for its own willful misconduct, bad


                                       16                        TRUST AGREEMENT
faith or negligence or (ii) in the case of the inaccuracy of any representation or warranty contained in Section 7.3 expressly made by Owner Trustee. In particular, but not by way of limitation (and subject to the exceptions set forth in the preceding sentence):

            (a) Owner Trustee shall not be liable for any error of judgment made by a Responsible Officer of Owner Trustee;

            (b) Owner Trustee shall not be liable with respect to any action taken or omitted to be taken by it in accordance with the instructions of Depositor, Servicer, Administrator or any Certificateholder;

            (c) no provision of this Agreement or any Basic Document shall require Owner Trustee to expend or risk funds or otherwise incur any financial liability in the performance of any of its rights or powers hereunder or under any Basic Document if Owner Trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

            (d) under no circumstances shall Owner Trustee be liable for indebtedness evidenced by or arising under any of the Basic Documents, including the principal of and interest on the Notes or amounts distributable on the Certificates;

            (e) Owner Trustee shall not be responsible for or in respect of the validity or sufficiency of this Agreement or for the due execution hereof by Depositor or for the form, character, genuineness, sufficiency, value or validity of any of the Owner Trust Estate or for or in respect of the validity or sufficiency of the Basic Documents, other than the certificate of authentication on the Certificates, and Owner Trustee shall in no event assume or incur any liability, duty or obligation to any Noteholder or to any Certificateholder, other than as expressly provided for herein and in the Basic Documents;

            (f) Owner Trustee shall not be liable for the default or misconduct of Indenture Trustee, any Paying Agent, Servicer, Custodian or Administrator under any of the Basic Documents or otherwise and Owner Trustee shall have no obligation or liability to perform the obligations of Issuer under this Agreement or the Basic Documents that are required to be performed by any Paying Agent under this Agreement, Indenture Trustee under the Indenture, Servicer or Custodian under the Sale and Servicing Agreement or Administrator under the Administration Agreement; and

            (g) Owner Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation under this Agreement or otherwise or in relation to this Agreement or any Basic Document, at the request, order or direction of any of the Certificateholders, unless such Certificateholders have offered to Owner Trustee security or indemnity satisfactory to it


                                       17                        TRUST AGREEMENT
      against the costs, expenses and liabilities that may be incurred by Owner Trustee therein or thereby. The right of Owner Trustee to perform any discretionary act enumerated in this Agreement or in any Basic Document shall not be construed as a duty, and Owner Trustee shall not be answerable for other than its negligence, bad faith or willful misconduct in the performance of any such act.

      SECTION 7.2. Furnishing of Documents. Owner Trustee shall furnish to the Certificateholders promptly upon receipt of a written request therefor, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and any other instruments furnished to Owner Trustee under the Basic Documents.

      SECTION 7.3. Representations and Warranties. Owner Trustee hereby represents and warrants to Depositor, for the benefit of the Certificateholders, that:

            (a) It is a banking corporation duly organized and validly existing in good standing under the laws of the State of Delaware and having an office within the State of Delaware. It has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement.

            (b) It has taken all corporate action necessary to authorize the execution and delivery by it of this Agreement, and this Agreement will be executed and delivered by one of its officers who is duly authorized to execute and deliver this Agreement on its behalf.

            (c) This Agreement constitutes a legal, valid and binding obligation of Owner Trustee, enforceable against Owner Trustee in accordance with its terms, subject, as to enforceability, to applicable bankruptcy, insolvency, reorganization, conservatorship, receivership, liquidation and other similar laws affecting enforcement of the rights of creditors of banks generally and to equitable limitations on the availability of specific remedies.

            (d) Neither the execution nor the delivery by it of this Agreement, nor the consummation by it of the transactions contemplated hereby nor compliance by it with any of the terms or provisions hereof will contravene any federal or Delaware law, governmental rule or regulation governing the banking or trust powers of Owner Trustee or any judgment or order binding on it, or constitute any default under its charter documents or by-laws or any indenture, mortgage, contract, agreement or instrument to which it is a party or by which any of its properties may be bound.

      SECTION 7.4. Reliance; Advice of Counsel. (a) Owner Trustee shall incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties. Owner Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party


                                       18                        TRUST AGREEMENT
as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the method of the determination of which is not specifically prescribed herein, Owner Trustee may for all purposes hereof rely on a certificate, signed by the president or any vice president or by the treasurer, secretary or other authorized officers of the relevant party, as to such fact or matter, and such certificate shall constitute full protection to Owner Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

            (b) In the exercise or administration of the trusts hereunder and in the performance of its duties and obligations under this Agreement or the Basic Documents, Owner Trustee (i) may act directly or through its agents or attorneys pursuant to agreements entered into with any of them, but Owner Trustee shall not be liable for the conduct or misconduct of such agents or attorneys selected with reasonable care and (ii) may consult with counsel, accountants and other skilled persons knowledgeable in the relevant area to be selected with reasonable care and employed by it. Owner Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the written opinion or advice of any such counsel, accountants or other such persons and not contrary to this Agreement or any Basic Document.

      SECTION 7.5. Not Acting in Individual Capacity. Except as provided in this
Article VII, in accepting the trusts hereby created, Chase Manhattan Bank Delaware acts solely as Owner Trustee hereunder and not in its individual capacity and all Persons having any claim against Owner Trustee by reason of the transactions contemplated by this Agreement or any Basic Document shall look only to the Owner Trust Estate for payment or satisfaction thereof.

      SECTION 7.6. Owner Trustee Not Liable for Certificates or Receivables. The recitals contained herein and in the Certificates (other than the signature and countersignature of Owner Trustee on the Certificates) shall be taken as the statements of Depositor, and Owner Trustee assumes no responsibility for the correctness thereof. Owner Trustee makes no representations as to the validity or sufficiency of this Agreement, of any Basic Document or of the Certificates (other than the signature and countersignature of Owner Trustee on the Certificates) or the Notes, or of any Receivable or related documents. Owner Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Receivable, or the perfection and priority of any security interest created by any Receivable in any Financed Vehicle or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Owner Trust Estate or its ability to generate the payments to be distributed to Certificateholders under this Agreement or the Noteholders under the Indenture, including: the existence, condition and ownership of any Financed Vehicle; the existence and enforceability of any insurance thereon; the existence and contents of any Receivable on any computer or other record thereof; the validity of the assignment of any Receivable to Issuer or of any intervening assignment; the completeness of any Receivable; the performance or enforcement of any Receivable; the compliance by Depositor or Servicer with any warranty or representation made under any Basic Document or in any related document or the accuracy of


                                       19                        TRUST AGREEMENT
any such warranty or representation or any action of Indenture Trustee, any Paying Agent, Administrator or Servicer or any subservicer taken in the name of Owner Trustee.

      SECTION 7.7. Owner Trustee May Own Certificates and Notes. Owner Trustee in its individual or any other capacity may become the owner or pledgee of Certificates or Notes and may deal with Depositor, Indenture Trustee, Administrator and Servicer in banking transactions with the same rights as it would have if it were not Owner Trustee.

ARTICLE VIII COMPENSATION OF OWNER TRUSTEE.

      SECTION 8.1. Owner Trustee's Fees and Expenses. Owner Trustee shall receive from the Administrator as compensation for its services hereunder such fees as have been separately agreed upon in writing before the date hereof between Depositor and Owner Trustee, and Owner Trustee shall be entitled to be reimbursed by the Administrator for its other reasonable expenses hereunder, including the reasonable compensation, expenses and disbursements of such agents, representatives, experts and counsel as Owner Trustee may employ in connection with the exercise and performance of its rights and its duties hereunder.

      SECTION 8.2. Indemnification. Depositor shall cause the Administrator to be liable as primary obligor for, and shall cause the Administrator to indemnify Owner Trustee and its successors, assigns, agents and servants (collectively, the "Indemnified Parties") from and against, any and all liabilities, obligations, losses, damages, taxes, claims, actions and suits, and any and all reasonable costs, expenses and disbursements (including reasonable legal fees and expenses) of any kind and nature whatsoever (collectively, "Expenses") which may at any time be imposed on, incurred by, or asserted against Owner Trustee or any Indemnified Party in any way relating to or arising out of this Agreement, the Basic Documents, the Owner Trust Estate, the administration of the Owner Trust Estate or the action or inaction of Owner Trustee hereunder, except only that the Administrator shall not be liable for or required to indemnify Owner Trustee from and against Expenses arising or resulting from any of the matters described in the third sentence of Section 7.1. The indemnities contained in this Section shall survive the resignation or termination of Owner Trustee or the termination of this Agreement. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any Indemnified Party in respect of which indemnity may be sought pursuant to this Section, such Indemnified Party shall promptly notify Depositor and the Administrator in writing, and the Administrator upon request of the Indemnified Party, shall retain counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party and any others the Administrator may designate in such proceeding and shall pay the reasonable fees and expenses of such counsel related to such proceeding. Neither the Depositor nor the Administrator shall be liable for any settlement of any claim or proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, Depositor agrees to cause the Administrator to indemnify any Indemnified Party from and against any loss or liability by reason of such settlement or judgment. Neither the Depositor nor the Administrator shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party


                                       20                        TRUST AGREEMENT
is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such proceeding.

      SECTION 8.3. Payments to Owner Trustee. Any amounts paid to Owner Trustee pursuant to this Article VIII shall be deemed not to be a part of the Owner Trust Estate immediately after such payment.

ARTICLE IX TERMINATION OF TRUST AGREEMENT.

      SECTION 9.1. Termination of Trust Agreement. (a) This Agreement
(other than Article VIII) and Issuer shall terminate and be of no further force or effect, upon the final distribution by Owner Trustee of all moneys or other property or proceeds of the Owner Trust Estate in accordance with the terms of the Indenture, the Sale and Servicing Agreement and Article V. The bankruptcy, liquidation, dissolution, death or incapacity of any Certificateholder or Owner shall not (x) operate to terminate this Agreement or Issuer, nor (y) entitle such Certificateholder's or Owner's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of all or any part of Issuer or Owner Trust Estate nor (z) otherwise affect the rights, obligations and liabilities of the parties hereto.

            (b) Except as provided in clause (a), neither Depositor nor any Certificateholder shall be entitled to revoke or terminate the Issuer.

            (c) Notice of any termination of Issuer, specifying the Distribution Date upon which the Certificateholders shall surrender their Certificates to Paying Agent for payment of the final distribution and cancellation, shall be given by Owner Trustee by letter to Certificateholders mailed within five Business Days of receipt of notice of such termination from Servicer given pursuant to Section 9.1(c) of the Sale and Servicing Agreement, stating (i) the Distribution Date upon or with respect to which final payment of the Certificates shall be made upon presentation and surrender of the Certificates at the office of Paying Agent therein designated, (ii) the amount of any such final payment (per $1,000 of Certificate Balance) and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office of Paying Agent therein specified. Owner Trustee shall give such notice to Certificate Registrar (if other than Owner Trustee) and Paying Agent at the time such notice is given to Certificateholders. Upon presentation and surrender of the Certificates, Paying Agent shall cause to be distributed to Certificateholders amounts distributable on such Distribution Date pursuant to Section 5.2.

            If all of the Certificateholders shall not surrender their Certificates for cancellation within six months after the date specified in the above mentioned written notice, Owner Trustee shall give a second written notice to the remaining Certificateholders to surrender


                                       21                        TRUST AGREEMENT
      their Certificates for cancellation and receive the final distribution with respect thereto. If within one year after the second notice all the Certificates shall not have been surrendered for cancellation, Owner Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets that shall remain subject to this Agreement. Any funds remaining in Issuer after exhaustion of such remedies shall be distributed, subject to applicable escheat laws, by Owner Trustee to Depositor.

            (d) Upon the winding up of Issuer and its termination, Owner Trustee shall cause the Certificate of Trust to be canceled by filing a certificate of cancellation with the Secretary of State in accordance with the provisions of Section 3810 of the Business Trust Statute.

ARTICLE X SUCCESSOR OWNER TRUSTEES AND ADDITIONAL OWNER TRUSTEES.

      SECTION 10.1. Eligibility Requirements for Owner Trustee. Owner Trustee shall at all times be a corporation (i) authorized to exercise corporate trust powers, (ii) having a combined capital and surplus of at least $50,000,000 and
(iii) subject to supervision or examination by Federal or state authorities. If such corporation shall publish reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time Owner Trustee shall cease to be eligible in accordance with the provisions of this Section, Owner Trustee shall resign immediately in the manner and with the effect specified in Section 10.2. In addition, at all times Owner Trustee or a co-trustee shall be a Person that satisfies the requirements of
Section 3807(a) of the Business Trust Statute (the "Delaware Trustee").

      SECTION 10.2. Resignation or Removal of Owner Trustee. Owner Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to Administrator. Upon receiving such notice of resignation, Administrator shall promptly appoint a successor Owner Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Owner Trustee and one copy to the successor Owner Trustee. If no successor Owner Trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Owner Trustee may petition any court of competent jurisdiction for the appointment of a successor Owner Trustee; provided, however, that such right to appoint or to petition for the appointment of any such successor shall in no event relieve the resigning Owner Trustee from any obligations otherwise imposed on it under the Basic Documents until such successor has in fact assumed such appointment.


                                       22                        TRUST AGREEMENT

      If at any time Owner Trustee shall cease to be eligible in accordance with the provisions of Section 10.1 and shall fail to resign after written request therefor by Administrator, or if at any time Owner Trustee shall be legally unable to act, or shall be adjudged bankrupt or insolvent, or a receiver of Owner Trustee or of its property shall be appointed, or any public officer shall take charge or control of Owner Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then Administrator may remove Owner Trustee. If Administrator shall remove Owner Trustee under the authority of the immediately preceding sentence, Administrator shall promptly appoint a successor Owner Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the outgoing Owner Trustee so removed and one copy to the successor Owner Trustee and payment of all fees owed to the outgoing Owner Trustee.

      Any resignation or removal of Owner Trustee and appointment of a successor Owner Trustee pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor Owner Trustee pursuant to Section 10.3 and payment of all fees and expenses owed to the outgoing Owner Trustee and the filing of a certificate of amendment to the Certificate of Trust if required by the Business Trust Statute. Administrator shall provide notice of such resignation or removal of Owner Trustee to each of the Rating Agencies.

      SECTION 10.3. Successor Owner Trustee. Any successor Owner Trustee appointed pursuant to Section 10.2 shall execute, acknowledge and deliver to Administrator and to its predecessor Owner Trustee an instrument accepting such appointment under this Agreement, and thereupon the resignation or removal of the predecessor Owner Trustee shall become effective and such successor Owner Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor under this Agreement, with like effect as if originally named as Owner Trustee. The predecessor Owner Trustee shall upon payment of its fees and expenses deliver to the successor Owner Trustee all documents and statements and monies held by it under this Agreement; and Administrator and the predecessor Owner Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Owner Trustee all such rights, powers, duties and obligations.

      No successor Owner Trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor Owner Trustee shall be eligible pursuant to Section 10.1.

      Upon acceptance of appointment by a successor Owner Trustee pursuant to this Section, Administrator shall mail notice of the successor of such Owner Trustee to all Certificateholders, Indenture Trustee, the Noteholders and the Rating Agencies. If Administrator shall fail to mail such notice within 10 days after acceptance of appointment by the successor Owner Trustee, the successor Owner Trustee shall cause such notice to be mailed at the expense of Administrator.


                                       23                        TRUST AGREEMENT

      SECTION 10.4. Merger or Consolidation of Owner Trustee. Any corporation into which Owner Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which Owner Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of Owner Trustee, shall, without the execution or filing of any instrument or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, be the successor of Owner Trustee hereunder; provided that such corporation shall be eligible pursuant to Section 10.1; and provided further that Owner Trustee shall mail notice of such merger or consolidation to the Rating Agencies.

      SECTION 10.5. Appointment of Co-Trustee or Separate Trustee. Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Owner Trust Estate or any Financed Vehicle may at the time be located, Administrator and Owner Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by Owner Trustee to act as co-trustee, jointly with Owner Trustee, or separate trustee or separate trustees, of all or any part of the Owner Trust Estate, and to vest in such Person, in such capacity, such title to Issuer, or any part thereof, and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as Administrator and Owner Trustee may consider necessary or desirable. If Administrator shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, Owner Trustee alone shall have the power to make such appointment. If Delaware Trustee shall become incapable of acting, resign or be removed, unless Owner Trustee is qualified to act as Delaware Trustee, a successor co-trustee shall promptly be appointed in the manner specified in this Section 10.5 to act as Delaware Trustee. No co-trustee or separate trustee under this Agreement shall be required to meet the terms of eligibility as a successor trustee pursuant to
Section 10.1 and no notice of the appointment of any co-trustee or separate trustee shall be required pursuant to Section 10.3.

      Each separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

                  (i) all rights, powers, duties and obligations conferred or imposed upon Owner Trustee shall be conferred upon and exercised or performed by Owner Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without Owner Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, Owner Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to Issuer or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of Owner Trustee;


                                       24                        TRUST AGREEMENT

                  (ii) no trustee under this Agreement shall be personally
            liable by reason of any act or omission of any other trustee under this Agreement; and

                  (iii) Administrator and Owner Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee.

      Any notice, request or other writing given to Owner Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with Owner Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, Owner Trustee. Each such instrument shall be filed with Owner Trustee and a copy thereof given to Administrator.

      Any separate trustee or co-trustee may at any time appoint Owner Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by Owner Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

ARTICLE XI MISCELLANEOUS.

      SECTION 11.1. Supplements and Amendments. (a) This Agreement may be amended by Depositor and Owner Trustee, with prior written notice to the Rating Agencies, without the consent of any of the Noteholders or the Certificateholders:

                  (i) to cure any ambiguity or defect, to correct or supplement any provisions in this Agreement or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions in this Agreement or of modifying in any manner the rights of the Noteholders or the Certificateholders; provided that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Noteholder or Certificateholder;

                  (ii) (A) to add, modify or eliminate such provisions as may be necessary or advisable in order to enable all or a portion of Issuer to qualify as, and to permit an election to be made to cause all or a portion of Issuer to be treated as, a "financial asset securitization investment trust" under the Code, and (B) in connection with any such election, to modify or eliminate existing provisions set forth in this Agreement relating to the intended federal income tax treatment of


                                       25                        TRUST AGREEMENT
            the Notes or Certificates and Issuer in the absence of the election; it being a condition to any such amendment that each Rating Agency shall have notified the Depositor, the Servicer, Indenture Trustee and the Owner Trustee in writing that the amendment will not result in a reduction or withdrawal of the rating of any outstanding Notes or Certificates with respect to which it is a Rating Agency; and

                  (iii) to add, modify or eliminate such provisions as may be necessary or advisable in order to enable (a) the transfer to Issuer of all or any portion of the Receivables to be derecognized under GAAP by Depositor to Issuer, (b) Issuer to avoid becoming a member of Seller's consolidated group under GAAP or (c) the Depositor, any Seller Affiliate or any of their Affiliates to otherwise comply with or obtain more favorable treatment under any law or regulation or any accounting rule or principle; it being a condition to any such amendment that each Rating Agency shall have notified the Depositor, the Servicer, the Indenture Trustee and the Owner Trustee in writing that the amendment will not result in a reduction or withdrawal of the rating of any outstanding Notes or Certificates with respect to which it is a Rating Agency.

      (b) This Agreement may also be amended from time to time by Depositor and Owner Trustee, with prior written notice to the Rating Agencies, with the consent of the Holders of Notes evidencing not less than a majority of the Outstanding Amount of the Notes and, to the extent affected thereby, the consent of the Holders of Certificates evidencing not less than a majority of the Certificate Balance for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders or the Certificateholders; provided that no such amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Receivables or distributions that shall be required to be made for the benefit of the Noteholders or the Certificateholders or (b) reduce the aforesaid percentage of the Outstanding Amount of the Notes and the Certificate Balance required to consent to any such amendment, without the consent of the Holders of all the outstanding Notes and Holders of all outstanding Certificates.

      (c) Promptly after the execution of any such amendment or consent, Owner Trustee shall furnish written notification of the substance of such amendment or consent to each Certificateholder, Indenture Trustee and each of the Rating Agencies.

      (d) It shall not be necessary for the consent of Certificateholders, the Noteholders or Indenture Trustee pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent, where required, shall approve the substance thereof. The manner of obtaining such consents (and any other consents of Certificateholders provided for in this Agreement or in any other Basic Document) and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable requirements as Owner Trustee may prescribe.


                                       26                        TRUST AGREEMENT

      (e) Promptly after the execution of any amendment to the Certificate of Trust, Owner Trustee shall cause the filing of such amendment with the Secretary of State.

      (f) Prior to the execution of any amendment to this Agreement, the Certificate of Trust or any other Basic Document to which the Trust is a party, Owner Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and the other Basic Documents and that all conditions precedent herein and in the other Basic Documents to the execution and delivery of such amendment have been satisfied. Owner Trustee may, but shall not be obligated to, enter into any such amendment which affects Owner Trustee's own rights, duties or immunities under this Agreement or otherwise.

      SECTION 11.2. No Legal Title to Owner Trust Estate in Certificateholders. The Certificateholders shall not have legal title to any part of the Owner Trust Estate. The Certificateholders shall be entitled to receive distributions with respect to their undivided ownership interest therein only in accordance with Articles V and IX. No transfer, by operation of law or otherwise, of any right, title or interest of the Certificateholders to and in their ownership interest in the Owner Trust Estate shall operate to terminate this Agreement or the trusts hereunder or entitle any transferee to an accounting or to the transfer to it of legal title to any part of the Owner Trust Estate.

      SECTION 11.3. Limitations on Rights of Others. Except for Section 2.7, the provisions of this Agreement are solely for the benefit of Owner Trustee, Issuer, Depositor, Administrator, Certificateholders, Servicer and, to the extent expressly provided herein, Indenture Trustee and the Noteholders, and nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Owner Trust Estate or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

      SECTION 11.4. Notices. (a) Unless otherwise expressly specified or permitted by the terms hereof, all notices shall be in writing and shall be deemed given upon receipt personally delivered, delivered by overnight courier or mailed certified mail, return receipt requested, if to Owner Trustee, addressed to the Corporate Trust Office; if to Depositor, addressed to 127 Key Tower, Cleveland Ohio 44114-1306, Attention: Craig T. Platt, President; or, as to each party, at such other address as shall be designated by such party in a written notice to each other party.

            (b) Any notice required or permitted to be given to a Certificateholder shall be given by first-class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.


                                       27                        TRUST AGREEMENT

      SECTION 11.5. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

      SECTION 11.6. Separate Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

      SECTION 11.7. Successors and Assigns. All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, Depositor, Owner Trustee and its successors and each Certificateholder and its successors and permitted assigns, all as herein provided. Any request, notice, direction, consent, waiver or other instrument or action by a Certificateholder shall bind the successors and assigns of such Certificateholder.

      SECTION 11.8. No Petition. Owner Trustee (not in its individual capacity but solely as Owner Trustee) by entering into this Agreement, each Certificateholder or Certificate Owner, by accepting a Certificate, and Indenture Trustee and each Noteholder or Note Owner, by accepting the benefits of this Agreement, hereby covenants and agrees that they will not at any time institute against Depositor, or join in any institution against Depositor of any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States Federal or state bankruptcy or similar law in connection with any obligations relating to the Certificates, the Notes, this Agreement or any of the Basic Documents.

      SECTION 11.9. No Recourse. Each Certificateholder or Certificate Owner by accepting a Certificate acknowledges that such Certificateholder's or Certificate Owner's Certificates represent beneficial interests in Issuer only and do not represent interests in or obligations of Seller, Servicer, Administrator, Depositor, Owner Trustee, Indenture Trustee or any Affiliate thereof and no recourse may be had against such parties or their assets, except as may be expressly set forth or contemplated in this Agreement, the Certificates or the Basic Documents.

      SECTION 11.10. Headings. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

      SECTION 11.11. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

      SECTION 11.12. Certificate Transfer Restrictions. The Certificates may not be acquired by or for the account of or with assets of (i) an employee benefit plan (as defined in Section 3(3)


                                       28                        TRUST AGREEMENT
of the Employee Retirement Income Security Act of 1974 ("ERISA")) that is subject to the provisions of Title 1 of ERISA, (ii) a plan described in Section 4975(e)(1) of the Code, or (iii) any entity whose underlying assets include plan assets by reason of a plan's investment in the entity (each, a "Benefit Plan"). Notwithstanding the foregoing, if any Certificates are purchased with assets of an insurance company general account that supports insurance policies issued to or for the benefit of an employee benefit plan prior to January 1, 1999, the acquiring and holding of such Certificates must satisfy, prior to the effective date of Department of Labor rules on insurance company general accounts, the applicable conditions of Section III of Prohibited Transaction Class Exemption ("PTCE") 95-60 and on and after the effective date of Department of Labor rules on insurance company general accounts, such assets of such insurance company general account must satisfy the applicable conditions of the Department of Labor rules so as not to be treated as plan assets.

      SECTION 11.13. Servicer. Servicer is authorized to execute on behalf of Issuer all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of Issuer to prepare, file or deliver pursuant to the Basic Documents. Upon written request, Owner Trustee shall execute and deliver to Servicer a power of attorney appointing Servicer as Issuer's agent and attorney-in-fact to execute all such documents, reports, filings, instruments, certificates and opinions.

      SECTION 11.14. Sale and Servicing Agreement. Owner Trustee is hereby authorized and directed to perform the duties and obligations of the Owner Trustee set forth in Sections 4.4(b), 4.7, 5.1(c) and 8.4 of the Sale and Servicing Agreement.


                                       29                        TRUST AGREEMENT

      IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be duly executed by their respective officers hereunto duly authorized as of the day and year first above written.

                                    CHASE MANHATTAN BANK DELAWARE
                                    a Delaware banking corporation,
                                    as Owner Trustee

                                    By:  /s/Dennis Kelly
                                        ----------------------------------------
                                    Name: Dennis Kelly
                                    Title: Trust Officer


                                    KEY CONSUMER ACCEPTANCE
                                    CORPORATION, as Depositor

                                    By:  /s/Craig T. Platt
                                        ----------------------------------------
                                    Name: Craig T. Platt
                                    Title: President and Chief Executive Officer


                                       30                        TRUST AGREEMENT

                                                                       EXHIBIT A

NUMBER                             $
R-                              CUSIP NO. _________

      THE PRINCIPAL OF THIS CERTIFICATE IS DISTRIBUTABLE IN INSTALLMENTS AS SET FORTH IN THE TRUST AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

                          KEY AUTO FINANCE TRUST 1999-1
                         9.38% ASSET BACKED CERTIFICATE

evidencing a beneficial ownership interest in certain distributions of Issuer, as defined below, the property of which includes a pool of Motor Vehicle Loans sold to Issuer by Key Consumer Acceptance Corporation.

(This Certificate does not represent an interest in or obligation of Key Consumer Acceptance Corporation or any of its Affiliates, except to the extent described below.)

THIS CERTIFIES THAT                      is the registered owner of
          DOLLARS nonassessable, fully-paid, beneficial ownership interest in certain distributions of KEY AUTO FINANCE TRUST 1999-1 ("Issuer") formed by Key Consumer Acceptance Corporation, a Delaware corporation ("Seller"). This Certificate has a Certificate Rate of 9.38% per annum.


                               Exhibit A, Page 1                 TRUST AGREEMENT

                  OWNER TRUSTEE'S CERTIFICATE OF AUTHENTICATION

      This is one of the Certificates referred to in the within-mentioned Trust Agreement.

CHASE MANHATTAN BANK                CHASE MANHATTAN BANK
DELAWARE                            DELAWARE
                        or

as Owner Trustee                    as Owner Trustee

                                    By _______________________
                                         Authenticating Agent

By________________________          By _______________________
    Authorized Signatory                 Authorized Signatory

      Issuer was created pursuant to a Trust Agreement dated as of February 24, 1999, between Seller and Chase Manhattan Bank Delaware, as owner trustee ("Owner Trustee") as amended by an Amended and Restated Trust Agreement dated as of March 24, 1999 between the Seller and the Owner Trustee (the "Trust Agreement"), a summary of certain of the pertinent provisions of which is set forth below. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in Appendix X to the Sale and Servicing Agreement among Issuer, Key Consumer Acceptance Corporation, as Seller, Key Bank USA, National Association, as Servicer, and Bankers Trust Company, as Indenture Trustee, dated as of March 24, 1999, as the same may be amended or supplemented from time to time.

      This Certificate is one of the duly authorized Certificates designated as "9.38% Asset Backed Certificates" (herein called the "Certificates"). Also issued under the Indenture dated as of March 24, 1999, between Issuer and Bankers Trust Company as Indenture Trustee, are six classes of Notes designated as "Class A-1 4.96% Asset Backed Notes" (the "Class A-1 Notes"),"Class A-2 5.273% Asset Backed Notes" (the "Class A-2 Notes"), "Class A-3 5.63% Asset Backed Notes" (the "Class A-3 Notes"), "Class A-4 5.83% Asset Backed Notes" (the "Class A-4 Notes"), "Class B 6.00% Asset Backed Notes" (the "Class B Notes") and "Class C 7.08% Asset Backed Notes" (the "Class C Notes" and, together with the Class A-1 Notes, Class A-2 Notes, Class A-3 Notes, Class A-4 Notes and the Class B Notes, the "Notes"). This Certificate is issued under and is subject to the terms, provisions and conditions of the Trust Agreement, to which Trust Agreement the holder of this Certificate by virtue of the acceptance hereof assents and by which such holder is bound.

      The holder of this Certificate acknowledges and agrees that its rights to receive distributions in respect of this Certificate are subordinated to the rights of the Noteholders as described in the Sale and Servicing Agreement, the Indenture and the Trust Agreement, as applicable.


                               Exhibit A, Page 2                 TRUST AGREEMENT

      It is the intent of Seller, Servicer, Depositor and Certificateholders that, solely for federal, state and local income and franchise tax purposes, the Issuer will be treated as a partnership and the Certificateholders (including Depositor) will be treated as partners in that partnership. Depositor and the other Certificateholders by acceptance of a Certificate, agree to treat, and to take no action inconsistent with the treatment of, the Certificates for such tax purposes.

      Each Certificateholder and Certificate Owner, by its acceptance of a Certificate, covenants and agrees that such Certificateholder and Certificate Owner will not at any time institute against Depositor, or join in any institution against Depositor of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States Federal or state bankruptcy or similar law in connection with any obligations relating to the Certificates, the Notes, the Trust Agreement or any of the Basic Documents.

      The Certificates do not represent an obligation of, or an interest in, Seller, Servicer, Administrator, Depositor, Owner Trustee or any Affiliates of any of them and no recourse may be had against such parties or their assets, except as may be expressly set forth or contemplated herein or in the Trust Agreement, the Indenture or the Basic Documents.

      The Certificates may not be acquired by or for the account of or with the assets of (a) an employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to the provisions of Title 1 of ERISA, (b) a plan described in
Section 4975(e)(1) of the Code or (c) any entity whose underlying assets include plan assets by reason of a plan's investment in the entity (each, a "Benefit Plan"). Notwithstanding the foregoing, if any Certificates are purchased with assets of an insurance company general account that supports insurance policies issued to or for the benefit of an employee benefit plan prior to January 1, 1999, the acquiring and holding of such Certificates must satisfy, prior to the effective date of Department of Labor rules on insurance company general accounts, the applicable conditions of Section III of Prohibited Transaction Class Exemption ("PTCE") 95-60 and on and after the effective date of Department of Labor rules on insurance company general accounts, such assets of such insurance company general account must satisfy the applicable conditions of the Department of Labor rules so as not to be treated as plan assets.

      Unless the certificate of authentication hereon shall have been executed by an authorized officer of Owner Trustee, by manual signature, this Certificate shall not entitle the holder hereof to any benefit under the Trust Agreement or the Sale and Servicing Agreement or be valid for any purpose.

      THIS CERTIFICATE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.


                               Exhibit A, Page 3                 TRUST AGREEMENT

      IN WITNESS WHEREOF, Owner Trustee, on behalf of Issuer and not in its individual capacity, has caused this Certificate to be duly executed.

                            KEY AUTO FINANCE TRUST 1999-1

                            By: CHASE MANHATTAN BANK DELAWARE,
                            a Delaware banking corporation, not in
                            its individual capacity, but solely as Owner Trustee

Dated:                      By:_________________________________________________


                               Exhibit A, Page 4                 TRUST AGREEMENT

                                   ASSIGNMENT

      FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER
OF ASSIGNEE


________________________________________________________________________________
(Please print or type name and address, including postal zip code, of assignee)


________________________________________________________________________________
the within Certificate, and all rights thereunder, hereby irrevocably constituting and appointing


_______________________________________________________Attorney to
transfer said Certificate on the books of the Certificate Registrar, with full power of substitution in the premises.

Dated:

                                          ___________________________________*
                                          Signature Guaranteed:

                                          ___________________________________*

----------
* NOTICE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Certificate in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by a member firm of the New York Stock Exchange or a commercial bank or trust company.


                               Exhibit A, Page 5                 TRUST AGREEMENT

                                                                       EXHIBIT B

                                    [FORM OF]
                             CERTIFICATE OF TRUST OF
                          KEY AUTO FINANCE TRUST 1999-1

      THIS Certificate of Trust of Key Auto Finance Trust 1999-1 (the "Trust"), dated as of February 24, 1999, is being duly executed and filed by Chase Manhattan Bank Delaware, a Delaware banking corporation, as trustee, to form a business trust under the Delaware Business Trust Act (12 Del. Code, ss. 3801 et seq.).

      1. Name. The name of the business trust formed hereby is KEY AUTO FINANCE TRUST 1999-1.

      2. Delaware Trustee. The name and business address of the trustee of the Trust resident in the State of Delaware is Chase Manhattan Bank Delaware, 1201 Market Street, Wilmington, Delaware, 19801.

      3. This Certificate of Trust will be effective February 24, 1999.

      IN WITNESS WHEREOF, the undersigned, being the sole trustees of the Trust, have executed this Certificate of Trust as of the date first above written.


                              _________________________________________________
                              CHASE MANHATTAN BANK DELAWARE, a Delaware banking corporation, not in its individual capacity, but solely as owner trustee of the Trust.


                              By:_______________________________________________
                                    Name:
                                    Title:


                                                                 TRUST AGREEMENT

                                                                       EXHIBIT C

                              ISSUER'S CERTIFICATE
                                       TO
                            THOMPSON HINE & FLORY LLP
                                 March 24, 1999

      Key Auto Finance Trust 1999-1, a Delaware business trust created pursuant to the Trust Agreement dated as of February 24, 1999, and amended and restated as of March 24, 1999 between Key Consumer Acceptance Corporation and Chase Manhattan Bank Delaware, as Owner Trustee, hereby certifies to Thompson Hine & Flory LLP the following:

      1. Key Auto Finance Trust 1999-1 did not and will not (i) execute the Basic Documents to which it is a party, (ii) acquire from Key Bank USA, National Association ("Key Bank USA") any security interest, (iii) cause, permit, or suffer the perfection or attachment of any security interest, (iv) otherwise effectuate or consummate any transfer from Key Bank USA pursuant to any of the Basic Documents, or (v) take its interest under any Basic Documents or accept the Trust Property:

      (A)   in contemplation of Key Bank USA's insolvency;

      (B) with a view to preferring one creditor of Key Bank USA over another or to preventing the application of Key Bank USA's assets in the manner required by applicable law or regulations;

      (C)   after Key Bank USA committed an act of insolvency; or

      (D) with any intent to hinder, delay, or defraud Key Bank USA or Key Bank USA's creditors.

      2. Key Auto Finance Trust 1999-1 will not attempt to foreclose on the Receivables after the appointment of the FDIC as conservator or receiver for Key Bank USA, (i) in a manner that is not commercially reasonable, (ii) in a manner that requires the involvement of the FDIC, (iii) in a manner that requires judicial action, (iv) without the existence of an event of default other than the appointment of a conservator or receiver for Key Bank USA or the insolvency of Key Bank USA, or (v) in a manner that does not comply with any applicable law (other than the receivership and conservatorship provisions of the FDIA).

      The undersigned hereby acknowledges that this certificate is being delivered to Thompson Hine & Flory LLP in connection with the opinion, dated March 24, 1999, to be delivered by Thompson Hine & Flory LLP to Credit Suisse First Boston Corporation as Representative of the Underwriters and to the Initial Purchasers in connection with the transactions contemplated by the Basic Documents (the "Opinion"). The undersigned further acknowledges that Thompson


                              Exhibit C, Page 1                  TRUST AGREEMENT

Hine & Flory LLP will rely on the information contained in this certificate in connection with the delivery of the Opinion. Unless otherwise defined herein, all capitalized terms used herein shall have the meanings ascribed to them in Appendix X to the Sale and Servicing Agreement, dated as of March 24, 1999, between Key Auto Finance Trust 1999-1, as Issuer, Key Consumer Acceptance Corporation, as Seller, Key Bank USA, National Association, as Servicer, and Bankers Trust Company, as Indenture Trustee.

                              KEY AUTO FINANCE TRUST 1999-1

                              By: Chase Manhattan Bank Delaware
                                      as Owner Trustee

                              By:  _____________________________


                              Exhibit C, Page 2                  TRUST AGREEMENT